WHITT OIL & GAS, INC.

P.O. BOX 3129

ALBANY, TEXAS 76430

325/762-3100

June 30, 2011

Jackson #6

6/01/11       8 hrs.        Milling. Reverse unit.

6/02/11       8 hrs.        Milling. Reverse unit.

6/03/11       8 hrs.        Milling. Reverse unit.

6/06/11       8 hrs.        Milling. Reverse unit.

6/07/11      10 hrs.       Run mill, start milling.

6/08/11        9 hrs.       Milling, got into open hole, tubing parted. Reverse unit.

6/09/11        7 hrs.       Come out with tubing.

6/10/11        3 hrs.       Work on tool.

6/13/11      9 1/2 hrs    Fishing for parted tubing, caught fish, bank tubing. Fishing Spear.

6/14/11       10 hrs.       Run tubing and rods, get location ready for pump jack

6/15/11         4 hrs.       Move reverse unit, move rig.

6/16/11        10 hrs.      String electric wire, move pump jack.

6/17/11      11 1/2 hrs.  Get more electric wire, plumb well and flow line in, put electric boxes on pole.

6/24/11          3 hrs.       Rig up on #6, long stroke well.

6/28/11          8 hrs.       Long stroke well #6, pull rods.

6/29/11          7 hrs.       Pull tubing, found hole.

6/30/11          9 hrs.       Ran tubing, replaced 2 jts., run rods, put well on pump.

Jackson #6

133 hrs.                           @$185.00 per hr.                            $24,605.00

4 days reverse unit       @$750.00 per day                          $  3,000.00

1 - 6 5/8 mill                    @$1,000.00                                     $  1,000.00

1 day fishing spear       @$850.00 per day                          $     850.00

2-electric boxes             @$  50.00 ea. (used)                      $     100.00

3-unions                         @$  15.00 ea. (new)                       $       45.00

2-transition nipples      @$  24.00 ea. (new)                       $       48.00

2-check valves              @$  20.00 ea. (used)                      $       40.00

3-ball valves                  @$  20.00 ea. (used)                      $       60.00

12-2” nipples                 @$    5.00 ea.                                  $       60.00

1-pump tee                     @$   20.00 ea. (used)                    $       20.00

                                                                               TOTAL    $29,828.00